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                                                                 Exhibit 10.1





                                                       PERSONAL AND CONFIDENTIAL


May 5, 1995



Richard M. Scarlata
Address

Dear Rich:

          The Board of Directors (the "Board") of Rockefeller Center Properties, Inc. (the "Company") has determined that it is in the best interests of the Company and its shareholders to retain your services as an officer of the Company under the terms and provisions set forth below in this letter agreement (this "Agreement").

          You hereby confirm that you (1) have terminated all business relationships between you and Rockefeller Group, Inc. ("RGI") and all affiliates of RGI, including any employment relationships, (2) have no understandings or agreements, formal or informal, with RGI or any affiliate of RGI with respect to any future business relationships, including any employment relationships, (3) that you will not enter into any relationships, understandings or agreements of the types described above without the express, prior written consent of the Board.

          During the term of this Agreement, the Company agrees to employ you, and you agree to be employed by the Company, as its President and Chief Executive Officer; PROVIDED, that the Board may remove you from such position or terminate your employment by the Company in any capacity with or without Cause (as defined in the attached Schedule 1), at any time, with the consequences set forth below. As such, you agree that you shall use your best efforts and devote your entire business time to diligently furthering the interests of the Company. In that regard, you agree to perform such duties and services, and to have such responsibilities, as may from time to time be assigned to you by the Board, including, without limitation, at all times maintaining and improving, to the best of your ability, the relationship between the Company and its shareholders.

          The term of this Agreement shall commence as of May 5, 1995, and shall terminate on the earlier to occur of

     -    your death or Disability (as defined in the attached Schedule 1),

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     -    the voluntary termination of your employment (which termination shall be effective upon ten days' prior notice),

     - the third anniversary of the date on which written notice is received by you from the Company stating that this Agreement shall terminate on the third anniversary of such receipt of notice, or

     - the termination of your employment by the Company for Cause (as defined in the attached Schedule 1).

          During the term of this Agreement, you shall not, without the prior express written consent of the Board, buy, sell, lease, invest in, take an option on or otherwise directly or indirectly become involved with real property for your own account, except with respect to your personal residence and/or vacation home, nor shall you act as a principal, whether disclosed or undisclosed, in connection with any transaction that involves the Company.

          In consideration of your agreement to be employed by the Company under the terms and provisions of this Agreement, the Company agrees, during the term of this Agreement, to provide you with the compensation arrangements listed on
the attached Schedule 1.   In addition, upon the consummation of a Change in
Control (as defined in the attached Schedule 1), you shall receive a cash bonus in the amount of $75,000; PROVIDED that (i) you remain employed by the Company through the date on which the Change in Control is consummated and (ii) in the reasonable judgment of the Board, you assisted the Company in consummating such Change in Control.

          In further consideration of your agreement to be employed hereunder, the Company agrees that if, during the term of the Agreement, (i) your employment is terminated by the Company other than pursuant to the three-year notice described above (other than for Cause) or (ii) you voluntarily terminate your employment within 90 days after the occurrence of a Change in Opportunity (as defined in the attached Schedule 1), you shall be entitled, in lieu of any other compensation of any kind from the Company (under this Agreement or otherwise), to the following benefits:

     - Annual base salary for the period (the "Severance Period") commencing on the date of such termination and ending on the third anniversary of the date of termination, payable monthly in arrears, equal to your annual base salary in effect on the date of termination (or, if greater, the rate in effect on the date of any applicable Change in Opportunity), PROVIDED that in the event that the termination occurs following a Change in Control (as defined in the attached Schedule 1), such payment shall be made in the form of a lump sum payment in an amount equal to the present value as of the date of payment (determined on

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          such basis as the Board shall, in good faith, consider to be reasonable) as soon as practicable following the date of termination;

     - To the extent permitted by applicable law and the terms of the benefit plans, coverage during the Severance Period under the terms of the Company welfare benefit plans set forth on Schedule 1 in which you are participating at the time of such termination, as if you continued as an active employee during the Severance Period (or the economic equivalent thereof if the Company is not permitted for any reason to provide such coverage to you or the Company elects not to provide such coverage to you); PROVIDED, HOWEVER, that the Company shall not have an obligation to continue to maintain at any time any benefit plan solely as a result of the provisions of this Agreement;

     - To the extent permitted by applicable law and the terms of the benefit plans, coverage during the Severance Period under the terms of the Company retirement benefit plans set forth on Schedule 1 in which you are participating at the time of such termination, as if you continued as an active employee during the Severance Period; PROVIDED, HOWEVER, that the Company shall not have an obligation to continue to maintain at any time any benefit plan solely as a result of the provisions of this Agreement; and PROVIDED, FURTHER, that if the Company is not permitted for any reason to provide such coverage to you under the retirement plans during the Severance Period or the Company elects not to provide such coverage to you, the Company shall provide you with the economic equivalent thereof by way of a supplemental retirement benefit, payable in a single lump sum in cash as soon as practicable following your termination of employment, equal to the sum of (a) and
          (b) where

          (a) is equal to the difference between your retirement benefit payable in the straight life annuity form from the Retirement Income Plan for Salaried Employees and an amount equal to the retirement benefit that would have been payable in the straight life annuity form from the Retirement Income Plan for Salaried Employees determined as if you had continued as a covered employee and a participant in such Plan during the Severance Period (counting both additional service and compensation during such period), and

          (b) is equal to the amount that would have been allocated to your account in the Incentive Savings Plan as a Company contribution during the Severance Period if you had continued as a covered employee and participant in such Plan and had made the maximum employee contributions to such Plan during the Severance Period, and

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     -    Professional outplacement assistance with a firm reasonably acceptable to the Company and continued office and secretarial support and other perquisites for a period up to the expiration of the Severance Period.

          Notwithstanding anything in this Agreement to the contrary, if any amounts due to you under this Agreement and any other plan or program of the Company constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), then the aggregate of the amounts constituting the parachute payment shall be reduced to an amount that will equal three times your "base amount" (as defined in Section 280G(b)(3) of the Code) less $1.00. The determination to be made with respect to this paragraph shall be made by an accounting firm jointly selected by the Company and you and paid by the Company, and which may be the Company's independent auditors.

          You will be reimbursed for up to $10,000 per year of entertainment and similar business expenses, subject to your filing with the Company expense reports in such detail as the auditors of the Company shall approve as in accordance with customary practice.

          You acknowledge that you now have and will have access to and become acquainted with proprietary and confidential information regarding the Company and other persons with whom the Company has business relationships that is not available to the public. You agree that you will not, at any time, directly or indirectly, (i) use or disclose such information, except as is necessary and appropriate in connection with the rendering by you of services to the Company under this Agreement, or (ii) make, or cause to be made, any statement or publication about or concerning the Company or its shareholders (or any fiduciary or beneficiary of any shareholder that is a trust or an estate), unless you reasonably believe it to be in the best interests of, or necessary for the proper conduct of the business of, the Company (or any fiduciary or beneficiary of any shareholder that is a trust or an estate), other than statements or publications that you reasonably believe to be necessary to protect and enforce your rights under this Agreement.

          You confirm that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by you relating to the business of the Company shall be and remain the property of the Company.

           You further agree that you will not, at any time, communicate or disclose to any person, news organization or other entity, either directly or indirectly, any information relating to transactions which the Company is actively pursuing with other parties or which the Company has at any time considered unless you have first obtained the consent of the Company to such communications or disclosures.

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          You agree that you shall be reasonably available to assist the Company in any investigations or litigation matters engaged in by the Company.

          No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by you and by a duly authorized officer of the Company. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the principles of conflict of law and it contains the entire agreement and understanding between the parties, superseding any and all other prior agreements between you and the Company. The Company may withhold from any amounts payable to you hereunder any amounts which are required to be withheld for federal, state or local taxes. The respective rights and obligations of you and the Company under this Agreement shall survive the termination or expiration of this Agreement to the extent necessary to the intended preservation of such rights and obligations. This Agreement cannot be assigned by you.

          Without intending to limit the remedies available to the Company, you acknowledge that a breach of any of the provisions of this Agreement may result in material and irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining you from engaging in activities prohibited by this Agreement or such other relief as may be required specifically to enforce any of the covenants in this Agreement.

          All notices or communications under this Agreement shall be in writing, addressed as follows:

          To the Company:

               Rockefeller Center Properties, Inc.
               1270 Avenue of the Americas
               New York, New York  10020

               Attention:  Chairman of the Board

          To the Employee:

               Richard M. Scarlata
               Address

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          Any such notice or communication shall be delivered in person, or by certified or registered mail, return receipt requested, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt, as shown by the receipt therefor, will determine the time at which notice was given.

          Any disputes between the parties to this Agreement shall be settled by arbitration in New York, New York under the auspices of, and in accordance with the rules of, the American Arbitration Association. The decision in such arbitration shall be final and conclusive on the parties and judgment upon such decision may be entered in any court having jurisdiction thereof. Pending resolution of any dispute, any amounts payable pursuant to the terms of the Agreement shall be set aside by the Company in an escrow account. Upon resolution of the dispute, such amounts held in the escrow account shall be paid to the appropriate party.

          If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) such court shall have the authority to replace such invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

          If you are in agreement with the foregoing, and the attached Schedule 1, please sign, date and return one copy of this Agreement, along with the
Schedule 1 attachment, whereupon this letter will be an agreement between you and the Company, effective as of May 5, 1995.


                             Sincerely,

                             ROCKEFELLER CENTER PROPERTIES, INC.


                             By:  /s/ Peter D. Linneman
                                  ----------------------------------
                             Title:  Chairman of the Board

Agreed to and Accepted:


/s/ Richard M. Scarlata
---------------------------
Richard M. Scarlata          Dated:
                                   --------------------------------


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                                   SCHEDULE 1


          ANNUAL BASE SALARY (payable semimonthly in arrears)           $250,000

          BENEFIT PLANS - Participation in the following Company plans as in effect from time to time, in accordance with the terms of such plans and subject to any underwriting restrictions imposed upon the insurance carriers: (i) Life Insurance Plan, Long-term Disability Plan, (ii) Health and Dental Insurance Plans, (iii) Retirement Plan and (iv) Savings Plan.

          PERQUISITES - Selection of perquisites from among those generally available to senior executives of the Company, and an additional amount of cash representing any taxes assessed thereon, subject to such perquisite selections
(i) not being unlawful, or (ii) as a result of a change in any law or the application thereof, not resulting in or having an adverse effect on the Company. The aggregate cost of such perquisites shall not exceed 5% of your annual base salary. You shall also be entitled to an annual $3,000 tax return preparation fee allowance and a one-time $3,000 estate planning consultation fee.

          These compensation arrangements will be reviewed and updated, in the sole discretion of the Board, on an annual basis on or about October 1 of each year commencing October 1, 1995.

          "CAUSE" means your dishonesty, fraud or wilful misrepresentation to the Company or any third person; your willful refusal or failure to comply with the terms of this Agreement or the substantive policies, rules or regulations of the Company; your willful gross misconduct or gross negligence that results in material harm to the Company; or your commission of an act or acts involving moral turpitude or a felony crime.

          A "CHANGE IN CONTROL" of the Company shall be deemed to have occurred if the shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

          "CHANGE IN OPPORTUNITY" means, without your express written consent,
(i) the assignment to you of any duties materially inconsistent with your position, authority, duties or responsibilities as contemplated by this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, PROVIDED, however, that your replacement as President and CEO of the Company following any Change in Control shall not be deemed a Change in Opportunity so long as your position, authority, duties or responsibilities shall be at least equivalent to those of a Senior Vice President - Finance, (ii) the failure of the Company to provide you with a total compensation package that is substantially equivalent in opportunity to that compensation (excluding benefit plans and perquisites) set forth in this Schedule 1 or (iii) following a Change in Control, the Company's

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requiring you to relocate to an office or location more than 50 miles from your principal employment location immediately prior to such Change in Control.

          "DISABILITY" means a physical or mental disability which causes you to be unable to render the services contemplated in this Agreement for a period of three consecutive months, or for shorter periods aggregating three months during any twelve-month period.